Exhibit 99.1
Item 1. Business
The Company
Rohm and Haas Company was incorporated in 1917 under the laws of the State of Delaware. Our shares are traded on the New York Stock Exchange under the symbol “ROH”.
We are a global specialty materials company that began almost 100 years ago when a chemist, Otto Rohm, and a businessman, Otto Haas, decided to form a partnership to make a unique chemical product for the leather industry. That once tiny firm, now known as Rohm and Haas Company, reported sales of $8.2 billion in 2006 on a portfolio of global businesses including specialty materials, electronic materials and salt. Our products enable the creation of leading-edge consumer goods and other products found in a broad segment of dynamic markets, the largest of which include: building and construction, electronics, packaging and paper, industrial and other, transportation, household and personal care, water and food. To serve these markets, we have significant operations with approximately 100 manufacturing and 32 research facilities in 27 countries with approximately 15,800 employees.
Net Sales (in millions)
Annual Net Sales by Region (in millions)

Throughout our history, Rohm and Haas has remained true to the original vision of its founders: to be a high-quality and innovative supplier of specialty materials that improve the quality of life. In the late 1990’s, we began to diversify our portfolio of product offerings to enhance our specialty chemical business by acquiring Morton International Inc., and expanding our electronic materials business through the acquisitions of LeaRonal and Rodel. During the same period, we have repositioned our portfolio to divest non-strategic businesses including our Automotive Coatings business in 2006. As a result of this activity, we have doubled our sales, improved the balance of our portfolio, expanded our geographic reach and product opportunities to meet market needs, and enhanced our cash generating capabilities, while delivering enhanced value for our stockholders.
The businesses within our specialty chemical portfolio, as well as our electronic materials and salt businesses will be discussed in more detail later in this section.
Our Strategic Focus
Our focus is to grow both revenues and earnings through organic growth, as well as highly selective bolt-on acquisitions and to deploy our strong cash position in a balanced approach to add value for our stockholders, while managing the company within the highest ethical standards. We are tuned to the changing global dynamics that impact the environment in which we operate; the trends in consumer demand and preferences; the shifting global demand and demographics; the greater emphasis on environmentally compatible products and renewable resources; and the increasing global competition.
In October 2006, we announced an evolution in our strategy, which we refer to as Vision 2010. The primary goal of Vision 2010 is to accelerate value creation. The key elements of this strategy are:
•	Position Our Portfolio For Accelerated Growth – by leveraging our integrated acrylic monomer and polymer chain; accelerating investment in Electronic Materials; creating or expanding platforms that address the growing needs in food, health, water, energy, and other areas in the developed and developing worlds; and supplementing our organic growth with highly selective bolt-on acquisitions which bring a growth platform technology or geographic supplement to our core businesses.

•	Build Value-Creating Business Models in Emerging Markets – through customizing closer to customers; finding solutions that are affordable and meet local requirements; organizing in a manner that enables rapid decision-making; investing in local talent; and building plant facilities that can compete effectively with local and regional players as well as multinational players.

•	Innovate with a Market / Customer Focus – by increasingly shifting the focus and delivery of technology programs closer to the customer, driving to faster and more tailored output.

•	Operational Excellence / Continuous Improvement – by maintaining flat conversion costs over the next three years; building more capital-efficient plants in emerging markets; continuing to optimize our global footprint; and increasing global sourcing, especially from low-cost countries.

•	Deploy Right Talent in Right Places – by ensuring that leadership talent with the right depth and breadth is in place to drive the profitable growth of our businesses through shifting deployment of more key leaders to locations outside the USA; and continuing to drive the nurturing and development of our global workforce.
Cash Generation
We generated $840 million, $947 million and $925 million in cash from operating activities during 2006, 2005 and 2004, respectively. We plan to deploy this cash to enhance stockholder value through strategic investments in our core businesses and technologies, higher dividends, and stock repurchases, as appropriate.

Corporate Governance
Our company was built upon a strong foundation of core values, which continue today. These values are the bedrock of our success. We strive to operate at the highest levels of integrity and ethics and, in support of this, require that all employees, as well as all the members of our Board of Directors, receive compliance training and annually certify their compliance with our internal Code of Business Conduct and Ethics. Our core values are best summarized as:
•	Ethical and legal behavior at all times;

•	Integrity in all business interactions; and

•	Trust by doing what we promise.
Our Board of Directors devotes substantial time to reviewing our business practices with regard to the norms of institutional integrity. Our Board is comprised of 13 directors, of which 12 are non-employees. The Audit, Nominating and Governance, and Executive Compensation committees of the Board are all entirely composed of independent directors.
Our Businesses
Our portfolio of businesses is strong, seasonally diverse and well positioned for future growth. Effective January 1, 2007, we realigned our reporting segments and managerial organization as a part of the implementation of our Vision 2010 strategic plan. The chart below summarizes sales recorded by our six new reportable segments in 2006, 2005, and 2004.
Net Sales by Business Segment (in millions)

SPECIALTY MATERIALS BUSINESS GROUP
With the implementation of our Vision 2010 Strategic Plan, we created a new business group – the Specialty Materials Business Group – which encompasses three reportable segments: Paint and Coatings Materials, Packaging and Building Materials, and Primary Materials.
The key driver underlying the creation of this business group was a desire to more clearly align our core Acrylic monomer-polymer chain. By placing all of our Acrylic-based businesses under one Executive and in three reportable segments, we have simplified management of this highly integrated set of businesses. Further, we believe that the true economic power of these businesses is better understood by looking at the integrated business as one unit.
We believe we are the largest and most broadly based supplier of acrylic polymers in the markets we serve, and also the largest combined supplier of the key raw materials to make these acrylic polymers, namely methacrylate and acrylate monomers. The largest consumers of the acrylic monomers we produce are our downstream polymer businesses – Paint and Coatings Materials and Packaging and Building Materials. We also have a strong third party monomer business in Europe and the Americas.
We have critical mass with the combination of our upstream monomer capacity combined with the breadth of our acrylic polymer product offerings. We believe this gives us a unique competitive advantage in the many markets that we serve globally. Our monomer and polymer supply chains are integrated globally, and we have a strong track record of manufacturing excellence in our many facilities around the world. This integration gives us the reliability, scale, and low cost position that drive our sustainable competitive advantage.
Finally, our integration benefits extend to the technical arena where our expertise in monomers complements our acknowledged leadership in acrylic polymer development for value-added applications.
PAINT AND COATINGS MATERIALS
Net Sales (in millions)
Our Paint and Coatings Materials products are sold globally, with approximately 65% of sales in North America, 17% in Europe, 12% in Asia-Pacific and 6% in Latin America. As the building and construction markets are a core focus of this business (in particular the architectural coatings markets), sales for this segment have seasonal fluctuations.
Paint and Coatings Materials is the continuation of our 1953 pioneering acrylic waterborne chemistry. This initial innovation has evolved into our current high quality, technologically advanced product offerings of binders and additives for paint and coatings. Our technology improves the durability, tint retention, adhesion, stain resistance and opacity of paint. Our customer base includes well-known, high-quality paint suppliers. In addition to offering products for the architectural and decorative coatings markets, this business also offers products used in the manufacture of industrial coatings (for use on wood, metal, and in traffic paint); construction materials (for use in roofing materials, insulation, and cement modification); and floor care products.
Our track record of emulsions innovation is fueled by a world-class supply chain with 29 plants around the world and direct sales into 93 countries. This breadth of coverage and the associated market understanding sets us apart from all other suppliers and allows the Paint and Coatings Materials business to map the next generation of advances in a wide array of end use segments, centered in the building and construction markets. The business continues to be the leader in the conversion of solvent to water-based technologies which enables our customers to offer more environmentally friendly products including low-VOC paints, formaldehyde-free insulation and energy efficient reflective roof coatings.
Over the last several years, advances in back office systems, asset utilization and process improvements have also allowed the Paint and Coatings Materials business to reap two-fold increases in employee productivity. The benefits of these improvements are often found in our close customer relationships, which allow us to invest in advanced technical service programs, pursue targeted research and development in select markets, and establish long-term investments in emerging markets such as China, India and Eastern Europe.

Business	Markets		Products		End Uses

Paint and Coatings Materials	• •	Building and construction Home improvement	• •	An array of versatile acrylic emulsion polymers and other technologies A range of additives, such as thickeners, extenders and opacifiers	• • • • • •	House paints Traffic paints Metal coatings Concrete Roof coatings Insulation

PACKAGING AND BUILDING MATERIALS
Net Sales (in millions)
Our Packaging and Building Materials business offers a range of polymers; additives, and formulated value-added products (which utilize a broad range of chemistries and technologies, including our world-class acrylic technology). Packaging and Building Materials’ products are supported with market recognized best-in-class technical support and end-use applications knowledge. Products from this business are sold globally, with approximately 41% in North America, 37% in Europe, 16% in Asia-Pacific and 6% in Latin America.
Packaging and Building Materials has a very broad product line, which includes:
•	Formulated adhesives and adhesive polymers used in flexible packaging, tape and label, transportation, and other applications

•	Performance enhancing additives for plastics used in a broad array of applications, especially construction materials (e.g. vinyl siding, vinyl windows, vinyl fencing) and packaging

•	Processing aids for plastic production

•	Specialty polymers and coatings for use in leather, textile, graphic arts, paper, and packaging applications

Business	Markets		Products		End Uses

Packaging and Building Materials	•	Packaging	•	Packaging adhesives	•	Flexible and rigid
	•	Paper	•	Plastic additives		packaging
	•	Construction	•	Pressure sensitive adhesives	•	Vinyl construction materials
	•	Durables	•	Specialty polymers		(siding, windows, fencing,
	•	Transportation	•	Specialty coatings		decks)
	• •	Graphic arts Leather	•	Rubber-to-metal bonding adhesives	•	Paper and film labels and decals
	•	Textiles	•	Flocking agents	•	Consumer, industrial and
specialty tapes
					•	Anti-vibration components
					•	PVC pipe
					•	Appliances and business
machines

PRIMARY MATERIALS
Net Sales (in millions)
Internal and External Net Sales (in millions)
Our Primary Materials business produces methyl methacrylate, acrylic acid and associated esters as well as specialty monomer products which are building blocks used in our downstream polymer businesses and which are also sold externally. Internal consumption of Primary Materials products is principally in the Paint and Coatings Materials and Packaging and Building Materials businesses. Primary Materials also provides polyacrylic acid (PAA) dispersants, opacifiers and rheology modifiers/thickeners to the global household and industrial markets. Our Primary Materials products are sold globally, with approximately 52% of external sales in North America, 37% in Europe, 6% in Latin America and approximately 5% in Asia-Pacific.

Business	Markets		Products		End Uses

Primary Materials	•	Building and construction	•	Methyl methacrylate	•	Adhesives
	•	Personal care	•	Acrylic acid	•	Paints and coatings
	•	Packaging	•	Associated esters	•	Floor polishes
	•	Household products	•	Specialty monomers	•	Hair sprays
	•	Chemicals	•	Polyacrylic acid dispersants	•	Laundry and dishwater detergents
					•	Super absorbent products
ELECTRONIC MATERIALS GROUP
This reportable operating segment is comprised of three business units: Semiconductor Technologies, Circuit Board Technologies and Packaging and Finishing Technologies.
Net Sales (in millions)
Net Sales by Business Unit (in millions)

Our Electronic Materials Group businesses are focused on inventing new materials that make electronic devices faster, smaller, more powerful and less expensive for the consumer. We offer fully compatible, leading-edge chemistry used to make the semiconductor chips and printed circuit boards found in today’s most sophisticated electronic devices. Our products are sold globally, with approximately 58% of sales in Asia-Pacific, 28% in North America and 14% in Europe.
Circuit Board Technologies develops and delivers the technology, materials and fabrication services for increasingly powerful, high-density printed circuit boards in computers, cell phones, automobiles and many other electronic devices. We are a leading global supplier of specialty chemicals and materials used in the fabrication of printed circuit boards, and are focused on the development of metallization and imaging technologies.

Business	Markets		Products		End Uses

Circuit Board Technologies	•	Electronic devices	•	Enabling technology for all	•	Cellular phones
	•	Communication		aspects of the manufacture	•	Personal computers
	•	Computers		of printed circuit boards	•	Cars and trucks
	•	Transportation	•	Products such as:	•	LCD and plasma displays
	•	Recreation		photoresists,	•	Electronic games
solder mask, electroless and electrolytic copper
Packaging and Finishing Technologies develops and delivers innovative materials and processes that boost the performance of a diverse range of electronic, optoelectronic and industrial finishing applications. We supply integrated metallization processes critical for interconnection, corrosion resistance, metal finishing, and decorative applications.

Business	Markets		Products		End Uses

Packaging and Finishing	•	Electronic devices	•	Materials and technology for	•	Cellular phones
Technologies	•	Connector finishing		integrated circuit packaging,	•	Personal computers
	•	Semiconductor		connectors and industrial	•	Cars and trucks
		packaging		finishing	•	Home appliances
	•	Surface finishing			•	Office equipment
					•	Electronic games
Semiconductor Technologies develops and supplies integrated products and technologies on a global basis. We enable our customers to drive leading edge semiconductor design, and to boost performance of semiconductor devices powered by smaller and faster chips. This business also develops and delivers materials used for chemical mechanical planarization (CMP), a process that creates the flawless surfaces required to make faster and more powerful integrated circuits and electronic substrates.

Business	Markets		Products		End Uses

Semiconductor	•	Electronics and	•	Essential technology for creating state-of-the-art integrated circuits: photoresists, developers, removers, anti- reflective coatings, chemical mechanical planarization (CMP) pads and slurries	•	Cellular phones
Technologies		communication devices			•	Personal computers
	• • •	Transportation Home and office goods Recreation			• • • •	Cars and trucks Home appliances Office equipment Electronic games

PERFORMANCE MATERIALS GROUP
This reportable segment includes the sales and operating results of Process Chemicals and Biocides, Powder Coatings, and other smaller business units.
Net Sales (in millions)
Net Sales by Business Unit (in millions)

Regionally, about 42% of our Performance Materials Group products are sold in Europe, 37% in North America, 16% in Asia-Pacific and about 5% in Latin America.
Process Chemicals and Biocides includes our technology platforms in ion exchange resins and biocides. These technologies continue to be adapted to more advanced applications, such as bio-processing, advanced water treatment (e.g. ultra-pure water for the electronics industry), and microbial protection for both building materials and personal care. In addition to this strong technology capability, this business has global reach and adaptable business models, such as our Viance joint venture for wood preservation.

Business	Markets		Products		End Uses

Process Chemicals and	•	Paper	•	Anion and cation ion exchange	•	Newspaper
Biocides	•	Industrial and chemical		resins	•	Corrosion inhibitors
		processing	•	Sodium borohydride and	•	Pharmaceutical
	•	Lubricants and fuels		related technologies		processes
	•	Water processing	•	Salt-forming bases	•	Dyes
	•	Food processing	•	Adsorbents	•	Soft drinks and juices
	•	Electronics	•	Antimicrobials	•	Ultra pure water
	•	Bioprocessing			•	Catalysis
	•	Household products			•	Electricity production
	•	Personal care			•	Paints
	•	Building and construction			•	Wood preservation
Powder Coatings produces a comprehensive line of powder coatings that are sprayed onto consumer and industrial products in a solid form. During the powder coating process, tiny particles receive an electrostatic charge as they pass through a sprayer, which causes them to adhere to the product. The product is later cured at a high temperature, where the particles melt onto the product to form the final coating. Powder coatings are often more cost-effective than liquid coatings, while providing similar or enhanced benefits, including increased durability such as temperature and wear resistance. Our powder coatings are used on a wide variety of products, ranging from door handles to patio and deck furniture, to windshield wipers, televisions and industrial shelving.

Business	Markets		Products		End Uses

Powder Coatings	•	Home and office goods	•	Epoxy, polyester, silicone and	•	Architectural aluminum
	•	Recreation		acrylic powder coatings	•	Shelving
	•	Lawn and garden	•	Lamineer – a low	•	Tables and chairs
	•	Transportation		temperature curing coating	•	Office furniture
	•	Building and construction			•	Cabinetry
					•	Machinery
					•	Gas grills
Also included in the results of our Performance Materials Segment are several small businesses that are building positions based on technology areas outside of the core of the company’s operations. For example, our Agrofresh subsidiary is expanding on and commercializing 1-MCP ethylene-blocking technology for use in the agriculture industry. Our Advanced Materials business leverages chemical vapor deposition technology with silicon and zinc chemistry to produce materials for use in electronics, military, and other technology-intensive areas.
Consistent with the company’s Vision 2010 Strategic Plan, we intend to continue to develop businesses focused on technology-driven, fast-growing market segments in new-to-the-company areas. These efforts will be included in the results of the Performance Materials Segment.

SALT
With the acquisition of Morton International, Inc. in 1999, we obtained the rights to some of the most recognized consumer brand names and product symbols in the United States and in Canada. Our well-recognized “little Salt Girl” is the trademark of Morton International, Inc. and one of our most valuable intangible assets. We also acquired the leading brand in Canada, Windsor Salt TM.
Net Sales (in millions)
Salt is produced through vacuum pan production, solar evaporation or mining. Even though the consumer salt business is best known, this segment extends well beyond table and specialty salts and includes salt used for water conditioning, ice control, food processing and chemical/industrial use. Highway ice control sales are driven by the effects of winter weather. This seasonality has balanced our total portfolio of businesses, complementing stronger sales in the spring and summer from many of our Paint and Coatings businesses.

Business	Markets		Product		End Uses

Salt	•	Consumer	•	Salt	•	Table salt
	•	Food processing			•	Home and industrial water conditioning salt
	•	Industrial processing			•	Ice control salt (highway de-icing and consumer)
	•	Chemical processing			•	Chemical/industrial processing salt
	•	Water conditioning			•	Industrial food processing
	•	Agricultural

Raw Materials
We use a broad range of raw materials across our operations, and the raw materials used vary widely among many of our businesses. In most cases, these raw materials are purchased from multiple sources under short-term and long-term supply contracts. For 2007, although we anticipate the supply/demand balance to be tight, we expect the supply of raw materials to be adequate to meet our demand. If the overall supply of certain raw materials becomes limited, obtaining alternative suppliers for the quantities we require could be difficult.
We purchase approximately 3.5 billion pounds annually of a variety of commodity, petrochemical-based chemicals as raw materials for our Paint and Coatings Materials, Packaging and Building Materials, Primary Materials, and Performance Materials Group. The largest consumer of these raw materials is our Primary Materials business which uses raw materials such as propylene (the largest single raw material purchased annually), acetone, ammonia, butanol, ethanol, and methanol to produce acrylate and methacrylate monomers. These monomers are used primarily by our Paint and Coatings Materials, Packaging and Building Materials and Performance Materials Group along with other commodity chemicals such as styrene, vinyl acetate monomer and butadiene to produce their end-use products. The Primary Materials business also sells these monomer products to third parties. We also purchase approximately 23 million British Thermal Units (mmbtu’s) of natural gas for use in our operations. Petroleum-based raw material prices have been volatile and can fluctuate significantly over a relatively short period of time. Raw material prices had, in 2006, and will continue to have in 2007, a material impact on our consolidated results of operations. Availability of these materials can also vary due to seasonality, supplier capacity and customer demand. We have a procurement plan for 2007 which we believe will meet our requirements.
Our Salt segment relies on rock salt and brine well reserves. Our salt reserves vary, but all salt production locations have sufficient reserves to satisfy anticipated production requirements for the foreseeable future. Salt reserves for solar evaporation facilities are generally regarded as unlimited. With respect to the Salt segment, total salt production in North America in 2006 was approximately 12 million tons.
Competition and Seasonality
We experience vigorous competition in each of our segments. Our competitors include many large, multinational chemical firms based in Europe, Asia and the United States as well as a number of regional and local competitors. In some cases, we compete against firms that produce commodity chemicals that we purchase as raw materials to make our specialty products. However, we do not believe this places us at any significant competitive disadvantage because most of our products have unique performance characteristics that are required by customers who demand a high-level of customer service and technical expertise from our sales force and scientists. Our Salt segment is most affected by weather related to our sales of highway ice-control salt. To a much lesser extent, sales in the Paint and Coatings Materials segment that are used in the architectural coatings market are also affected by weather, particularly during the spring and summer outdoor painting seasons.
Environmental
A discussion of environmental related factors can be found in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Note 26: Contingent Liabilities, Guarantees and Commitments in the accompanying Notes to Consolidated Financial Statements.
Research and Development
We believe that one of the keys to our success is product innovation. We are committed to ongoing investment in research and development as a way to differentiate our existing products, while bringing new technologies and innovative, high-value products to market. We believe that our many intellectual properties are of substantial value in the manufacturing, marketing and application of our various products. As such, we allocate a significant amount of our operating budget to research and development. Historically, we have increased our annual spend from year to year. In 2006, total spending increased to $286 million from $262 million in 2005 and $252 million in 2004 to support current growth projects. In 2007, we expect to spend approximately $300 million. Over 60% of our research and development efforts are currently focused in the Electronic Materials Group and Paint and Coatings Materials segments. On a consolidated basis, we are not dependent, to a material extent, upon any one trademark, patent or license; however, certain of our businesses may be so dependent.
A list of our technical and research centers throughout the world can be found in Item 2. Properties.

Where Can You Find More Information About Rohm and Haas Company?

Corporate Office:
100 Independence Mall West
Philadelphia, Pennsylvania 19106-2399
Phone Numbers:
Main line: (215) 592-3000
Investors’ line: 1-800-ROH-0466
Website: www.rohmhaas.com (intended to be an inactive textual reference only)
Copies of our corporate governance policies, charters of the Board of Directors and the Board committees and our Code of Business Conduct and Ethics can be obtained free of charge by accessing the Governance section of our website or by writing to the address listed below:
Address:
Rohm and Haas Company
Public Relations Department
100 Independence Mall West
Philadelphia, PA USA 19106-2399

Copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed with the U.S. Securities and Exchange Commission (SEC) can be obtained free of charge, by accessing the Investors page on our website. Hard copies may be obtained free of charge, excluding exhibits, by writing to the address listed below:
Address:
Rohm and Haas Company
Public Relations Department
100 Independence Mall West
Philadelphia, PA USA 19106-2399
You may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room that is located at 450 Fifth Street, NW, Washington, DC 20549. Information about the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. You can also access our filings through the SEC’s internet site: www.sec.gov (intended to be an inactive textual reference only).
Item 1B. Unresolved Staff Comments
Rohm and Haas Company has no unresolved staff comments.